Exhibit 10.7

                      NON-COMPETITION, NON-SOLICITATION AND
                             TRADE SECRECY AGREEMENT

     THIS NON-COMPETITION, NON-SOLICITATION AND TRADE SECRECY AGREEMENT is made to be effective as of the 10th day of February, 2006, and is entered into by and among NEW FRONTIER MEDIA, INC., a Colorado corporation (the "Parent Company"), MRG ENTERTAINMENT, INC., a California corporation (the "Company"), and RICHARD BRUCE GOLDBERG ("Owner"). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed in the Purchase Agreement (as defined below).

         WHEREAS, Owner is a trustor and beneficiary of the Goldberg Family Trust dated June 15, 2001 (the "Goldberg Trust");

         WHEREAS, prior to the Closing, the Goldberg Trust owned (i) fifty percent (50%) of the issued and outstanding shares of the Company (the "MRG Shares"), and (ii) fifty percent (50%) of the issued and outstanding shares of Lifestyles Entertainment, Inc., a California corporation (the "Lifestyle Shares," and collectively with the MRG Shares, the "Shares");

         WHEREAS, after the Closing, the Company is a wholly-owned subsidiary of the Parent Company;

         WHEREAS, the Parent Company, Owner, Marc Laurence Greenberg, the Goldberg Trust and the Marc Laurence Greenberg Trust dated May 11, 2001 (together with the Goldberg Trust, the "Trusts") entered into that certain Stock Purchase Agreement dated February 6, 2006 (the "Purchase Agreement"), pursuant to which the Trusts sold, transferred and assigned to the Parent Company all of the Shares and all of the goodwill of the Company, with the Parent Company continuing to operate the Company's businesses;

         WHEREAS, prior to the date hereof, the Company and the Parent Company were each engaged in the entertainment, production, marketing and distribution businesses and in producing, licensing and selling motion pictures and television programs (collectively, the "Products");

         WHEREAS, the Parent Company's and the Company's businesses, as currently conducted and as will be conducted during the Term (as herein defined), involve marketing and distributing the Products in every state in the United States and various foreign countries (the "Business");

         WHEREAS, Owner has financially benefited directly from the purchase and sale of the Shares and was Co-President and Secretary of the Company and will remain the Co-President of the Company pursuant to the terms and conditions of that certain Employment Agreement of even date herewith between Owner and the Company ("Employment Agreement"); and

         WHEREAS, the parties intend for the non-competition and non-solicitation covenants contained in this Agreement to be lawful pursuant to California Business and Professions Code Section 16001 (Sale of Goodwill or Corporate Shares); and

         WHEREAS, as a material inducement to, and a condition of, the Parent Company's willingness to enter into the Purchase Agreement and to consummate the transactions contemplated therein, Owner agreed to execute and deliver this Agreement which restricts Owner's ability to disclose or use Proprietary Information (as hereinafter defined), to engage in a Competitive Business (as hereinafter defined), and to engage in other related activities, all as set forth herein.


         NOW, THEREFORE, in consideration of the economic benefits received by Owner pursuant to the Purchase Agreement and the premises herein contained and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parent Company, the Company and Owner hereby agree as follows:

         1. NON-COMPETITION; NON-SOLICITATION; PROPRIETARY INFORMATION.

            (a) OWNER COVENANTS. Owner agrees that during the Term (as herein defined), he shall not in the Territory (as herein defined), directly or indirectly:

                (i) engage, manage, operate, control, join, or participate in any Competitive Business, whether such engagement shall be as an employer, officer, director, owner, agent, employee, partner, investor, trustee, consultant or other participant;

                (ii) sell, solicit, or accept business or orders from Customers (as herein defined) of the Company with respect to products that are substantially similar to the Products;

                (iii) sell or assist in the design, development, manufacture, production, licensing, sale, marketing or support of any Products;

                (iv) interfere with, disrupt or attempt to disrupt relationships, contractual or otherwise, between the Company and its employees, contractors and Customers;

                (v) hire any employees of the Company, except for Owner's personal assistant;

                (vi) interfere with any supplier, vendor or Customer or attempt to disrupt relationships, contractual or otherwise, between the Company and any supplier, vendor or Customer;

                (vii) solicit or submit orders with regard to any Products to any supplier, vendor or Customer which is competitive with the Business; or

                (viii) disclose to any person or entity, or use for his own benefit or for the benefit of any other person or entity, any Proprietary Information; provided, however, that the foregoing prohibition against disclosure of Proprietary Information shall not apply to Owner's disclosure of Proprietary Information that (a) to any technical, financial or legal professionals that Owner retains in connection with my affiliation with the Company; provided that all such professionals agree to and do keep all such information confidential, (b) that Owner is required to disclose pursuant to judicial action or decree having jurisdiction over Owner or (c) that is available to the general public through no fault of Owner.

            (b) DEFINITIONS. The terms set forth below shall have the following meanings:

                (i) "Affiliate" means, as to any Person, (a) any subsidiary of such Person and (b) any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and includes, in the case of a Person other than an individual, each officer or director, general partner, member, trustee or beneficiary of such Person, and each Person who is the beneficial owner of 10% or more of such Person's outstanding stock or other equity interests having ordinary voting power of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise.

                (ii) "Competitive Business" means a business or division of a business engaged in the Business.

                (iii) "Customer" means any of the following who purchased Products from the Company at any time during the period beginning twenty-four
(24) months prior to the effective date of this Agreement and ending on the date of termination or expiration of this Agreement: (1) distributors of the Products, and (2) producers of the Products.

                (iv) "Erotic Products" means those Products the substance or content of which is of an adult-oriented nature (that is, those Products that have as any material plot element either suggestive, erotic or sensual themes and/or scenes).

                (v) "Non-Erotic Products" shall mean any Products of the Company other than the Erotic Products, and shall specifically include any business line, product line or content genre in which the Company or its Affiliates has developed strategic plans or taken actual steps to compete or distribute Products in such areas.

                (vi) "Person" means any natural person, corporation, partnership, limited liability company, trust, unincorporated organization or other entity.

                (vii) "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes
(a) trade secrets, inventions, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques; and (b) information regarding plans for research, development, new products, projects, potential projects, current projects, projects in development and future projects, forecasts, plans, contracts, releases, marketing and selling, customer/client information, customer/client lists, vendors, vendor lists, pricing information and costs, corporation and personal business opportunities, Rolodex cards or other lists of names, addresses or telephone numbers, other than Owner's personal address book, Company-related information on computer disks or files, or any other electronic information of any kind, and budgets and unpublished financial statements and information, and licenses; and (c) information regarding the skills and compensation of other employees of the Company. "Proprietary Information" includes information developed by Owner in the course of Owner's services for the Company, as well as other confidential information to which Owner may have access in connection with Owner's services. "Proprietary Information" also includes the confidential information of other individuals or entities with which Company or any of its owners, predecessors, successors, subsidiaries, affiliates, parents, or its shareholders, directors and officers has a business relationship. Notwithstanding the foregoing, it is understood that, at all such times, Owner is free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and Owner's own skill, knowledge, know-how and experience to whatever extent and in whichever way Owner wishes.

                (viii) "Term" means the five (5) year period commencing on the effective date of this Agreement (whether or not Owner is employed by Company for such 5 year period).

                (ix) "Territory" means the United States of America and the foreign jurisdictions in which the Company or the Parent Company conducts the Business.

            (c) EXCEPTIONS.

                (i) Owner may own capital stock or other securities of any corporation, the securities of which are publicly owned or regularly traded in the over-the-counter market or on any securities exchange, provided that Owner shall not acquire, in the aggregate, beneficial ownership (as determined under Rule 13d-3 of the Securities Exchange Act of 1934) of more than five percent (5%) of the issuer's outstanding securities of that class.

                (ii) After February __, 2009 until the expiration of the Term, in the event that Owner is not then an employee of the Company or its Affiliates, the parties agree that the restrictions in this Agreement shall not be construed to prohibit Owner from developing or producing any individual motion picture or television program which is not an Erotic Product, or arranging for the distribution thereof by a third party where (x) the development, or production of such individual motion picture(s) or television program(s) does not adversely affect the revenues and profitability of the Company or its Affiliates and (y) such individual motion picture(s) or television program(s) is not a sequel to any Product developed, produced or distributed by the Company and its Affiliates. The parties further acknowledge that after February __, 2009 until the expiration of the Term with regard to Non-Erotic Products, Owner shall have the right to seek the Company's consent to engage in business activities on a case-by-case basis which activities otherwise are prohibited by this Agreement, but which activities do not adversely affect the revenues and profitability the Company or its Affiliates are generating from any of its existing or projected business lines, product lines or content genre, which consent shall not be unreasonably withheld or delayed. For purposes of this Agreement, "Non-Erotic Products" shall mean any Products of the Company other than the Erotic Products, and shall specifically include any business line, product line or content genre in which the Company or its Affiliates has developed strategic plans or taken actual steps to compete or distribute Products in such areas.

            (d) EXTENSION OF TIME; TERMINATION OF AGREEMENT. In the event that Owner breaches any covenant, obligation or duty in this Agreement or its subparts, any such duty, obligation, or covenants to which the parties agreed by this Agreement and its subparts shall automatically toll from the date of the first breach, and all subsequent breaches, until the resolution of the breach through private settlement, judicial or other action, including all appeals. The duration and length of Owner's duties and obligations as agreed by this Agreement and its subparts shall continue upon the effective date of any such settlement, or judicial or other resolution. This Agreement shall terminate and be of no further force or effect in the event the Company and the Parent Company cease to engage in the Business.

         2. ACKNOWLEDGEMENTS; WAIVER.

            (a) Valuable Consideration. Owner is entering into this Agreement in consideration for, and as an inducement to his execution of the Purchase Agreement and the consummation of the transactions contemplated thereby and the commitment of the Parent Company to perform its obligations undertaken therein, which Owner acknowledges is adequate, valid and legal consideration for his execution of this Agreement.

            (b) Proprietary Information Agreement. Nothing in this Section 1(b)(vi) shall be construed to reduce or modify the length of the term of that certain Employee Proprietary Information and Inventions Agreement of even date herewith between Owner and the Company.

            (c) Reasonable. Owner agrees and acknowledges that the duration of the Term and the geographic scope on the restrictions in this Agreement and its subparts are reasonable. Owner also acknowledges and agrees that the limitation in this Agreement and its subparts is reasonably necessary for the protection of the Company, that through the Purchase Agreement, of which this Agreement is a part, he shall receive adequate consideration for any loss of opportunity associated with the provisions herein, and that these provisions provide a reasonable way of protecting the Company's and the Parent Company's business value and goodwill which was imparted to him.

            (d) Legal Representation. Owner acknowledges that he has had the opportunity to consult with his own legal counsel regarding the terms of this Agreement, including, without limitation, the breadth of its geographic scope, the length of the Term and the Company's and Parent Company's remedies.

            (e) Waiver. Owner hereby waives any and all right to attack the validity of the terms hereof on the grounds of the breadth of their geographic scope or the length of the Term.

            (f) Fully Enforced. Owner and the Company hereby agree that this Agreement shall be enforced as fully as possible under applicable law.

         3. ENFORCEMENT.

            (a) Legal and Equitable Remedies. In view of the nature of the rights in goodwill, employee relations, trade secrets, Proprietary Information, and business reputation and prospects of the Company and Parent Company to be protected under this Agreement, Owner understands and agrees that the Company or the Parent Company could not be reasonably or adequately compensated in damages in an action at law for Owner's breach of his obligations hereunder. Accordingly, Owner specifically agrees that the Company and Parent Company shall be entitled to temporary and permanent injunctive relief, specific performance, and other equitable relief to enforce the provisions of this Agreement, and that such relief may be granted without the necessity of proving actual damages, and without bond. Owner acknowledges and agrees that the restrictive covenants described in this Agreement are essential and material to this Agreement and the Purchase Agreement, and that upon breach of this Agreement by him, the Company or Parent Company is entitled to withhold providing payments or consideration either under the Earnout Agreement (as herein defined), equitable relief to prevent continued breach, to recover damages and to seek any other remedies available to the Company or Parent Company. This provision with respect to injunctive relief shall not, however, diminish the right of the Company or Parent Company to claim and recover damages or other remedies in addition to equitable relief. Notwithstanding the foregoing, neither Parent Company nor Company, as applicable, shall withhold payments or consideration under the Earnout Agreement unless Parent Company and/or Company has received an interim award of relief granted pursuant to an application filed with AAA (as herein defined) pursuant to Section 3(c) below or as ordered by a court of competent jurisdiction. For purposes of this Agreement, the term "Earnout Agreement" means that certain Earnout Agreement of even date herewith among the Parent Company, the Trusts, Marc Laurence Greenberg and Owner.

            (b) Blue Pencil. If any covenant, word, clause, phrase, provision, restriction, or section contained herein is held to be unenforceable because of the scope of such covenant, word, clause, phrase, provision, restriction, section, the length of the Term or the geographic scope (the Territory) covered thereby, the undersigned agree that the court making such determination shall have the power to reduce the scope, the length of the Term, and the geographic scope (the Territory) or any such provisions and, in its reduced form, said provision shall then be enforceable. Should any other portion of this Agreement be declared invalid for any reason, said provision shall be severed and all other provisions shall continue to be effective and binding. Moreover, notwithstanding any judicial determination that any term, word, clause, phrase, provision, restriction, or section of this Agreement is not specifically enforceable, the parties intend that the Company shall nonetheless be entitled to recover monetary damages as a result of any breach hereof.

            (c) Choice of Law; Jurisdiction; Venue. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Section 1 upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of their scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other state within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants. Notwithstanding the foregoing provisions of this Section 3(c), the Company in its sole discretion may bring any enforcement action hereunder in the jurisdiction where the alleged breach hereunder has occurred, in California, in Colorado or in the jurisdiction where the Company conducts business and Owner hereby consents (to both personal jurisdiction and venue) to such action, if any, being brought in such jurisdictions and venues. Further notwithstanding anything contained in this Agreement to the contrary, the parties agree the Company or the Parent Company, or both, may, in their sole discretion, file an application with the American Arbitration Association ("AAA") pursuant to and in accordance with the Optional Rules for Emergency Measures of Protection adopted by the AAA, as the same may be modified or supplemented from time to time (the "Emergency AAA Rules"), to seek an interim award of emergency relief to enjoin Owner from engaging in any activity in violation of this Agreement. Any such interim arbitration shall be subject to and conducted in strict accordance with the Emergency AAA Rules. Nothing in this
Section 3(c) shall (i) be construed to require the Company or Parent Company to seek any form or relief by initiating any such emergency action with the AAA, or
(ii) reduce or impair the Company's right to bring an action at law or equity under this Agreement in a court of competent jurisdiction located in California, Colorado or such other jurisdiction where the Company or Parent Company conducts business.


            (d) Prevailing Party Attorney's Fees and Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

         4. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing, with a copy of all notices to Michael Wolf, Esq., Wolf, Rifkin, Shapiro & Schulman, LLP, 11400 W. Olympic Blvd, Ninth Floor, Los Angeles, California 90064 and to E. Lee Reichert, Esq., Kamlet Shepherd & Reichert, LLP, 1515 Arapahoe Street, Ste. 1600, Denver, Colorado 80202 . Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

         5. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns. No assignment or transfer of rights and obligations hereunder shall be made by Owner. The Company or the Parent Company may assign or transfer any rights and obligations hereunder to
(i) any Affiliate of the Company and/or Parent Company, (ii) a third party that acquires by merger, stock purchase or asset purchase (x) more than fifty percent (50%) of the voting equity interests in the Company or the Parent Company, as applicable, or (y) all or substantially all of the assets of the Company or the Parent Company, as applicable.

         6. CAPTIONS; DEFINITIONS. The titles or captions of sections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. The parties agree to all definitions in the statement of parties to this Agreement and in the other introductory language to this Agreement.

         7. CONTROLLING LAW; AMENDMENT; ENTIRE AGREEMENT; WAIVER. This Agreement shall be construed in accordance with and governed by the laws of the jurisdiction in which an enforcement action pursuant to Section 3 is brought, without giving effect to the principles of conflict of laws thereof. No provision of this Agreement or any related document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured or drafted such provision. This Agreement sets forth the entire agreement and understanding of the parties hereto with regard to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings, written or oral, pertaining to the subject matter hereof. No representation, promise or inducement relating to the subject matter hereof has been made to a party that is not embodied in this Agreement, and no party shall be bound by or liable for any alleged representation, promise or inducement not so set forth. This Agreement may not be altered or amended except in writing signed by the Company, the Parent Company and Owner. The failure of any party hereto at any time to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party hereto of any condition, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein contained.

         8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the parties to this Agreement and delivered to each of the other parties to this Agreement.

                          [SIGNATURE PAGE(S) TO FOLLOW]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            THE PARENT COMPANY:

                                            New Frontier Media, Inc.,
                                            a Colorado corporation
Address for Notice:
New Frontier Media, Inc.                    By: /s/ Michael Weiner
7007 Winchester Circle                         --------------------
Suite 200                                   Name: Michael Weiner
Boulder, CO 80301                                ------------------
Facsimile: (303) 444-0848                   Title:CEO
                                                  -----------------
Attention:  Michael Weiner,
            Karyn Miller, and
            George Sawicki

                                  THE COMPANY:

                                            MRG Entertainment, Inc.,
                                            a California corporation

Address for Notice:
New Frontier Media, Inc.                    By: /s/ Karyn Miller
7007 Winchester Circle                         --------------------
Suite 200                                   Name: Karyn Miller
Boulder, CO 80301                                ------------------
Facsimile: (303) 444-0848                   Title:CFO
                                                  -----------------
Attention:  Michael Weiner,
            Karyn Miller, and
            George Sawicki

                                     OWNER:

Address for Notice:                 /s/ Richard Bruce Goldberg
------------------------            ------------------------------------
------------------------            Richard Bruce Goldberg
Phone No:
        ----------------
Facsimile No:
            ------------
Email:
     -------------------